EXHIBIT 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of société Air France on Form F-4 of our report dated December 24, 2003, relating to the consolidated financial statements of Air France S.A. as of and for the two years ended March 31, 2002 and 2001 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

Neuilly-sur-Seine, France

April 2, 2004

/s/ DELOITTE TOUCHE TOHMATSU